EXHIBIT 1.1

                                                                EXECUTION COPY


                            PAGEMART WIRELESS, INC.

                              PLACEMENT AGREEMENT



                              January 22, 1998


Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Ladies and Gentlemen:

            PAGEMART WIRELESS, INC., a Delaware corporation (the "Company") proposes to issue and sell to you (the "Placement Agent") $432,000,000 principal amount at maturity ($249,700,320 initial Accreted Value) of 11 1/4% Senior Subordinated Discount Notes due 2008 (the "Notes"). The Notes will be issued pursuant to the provisions of an Indenture dated as of January 28, 1998 (the "Indenture") between the Company and United States Trust Company of New York, as trustee (the "Trustee").

            Simultaneously with the offering, the Company will consummate a refinancing of certain of its outstanding indebtedness and a modification of its corporate structure (the "Refinancing"). The Refinancing consists of the following: (i) the purchase of all 12 1/4% Senior Discount Notes due 2003 (the "12 1/4% Notes") of PageMart, Inc. ("PageMart") tendered to PageMart in its tender offer (the "Tender Offer") for all outstanding 12 1/4% Notes and the elimination of most of the covenants and agreements in the indenture relating to the 12 1/4% Notes (the "12 1/4% Indenture"); (ii) the amendment of the terms of certain of the covenants and agreements in the indenture (the "Original 15% Indenture") relating to the Company's 15% Senior Discount Exchange Notes due 2005 (the "15% Notes") (the Original 15% Indenture as amended, the "15% Indenture"); and (iii) the merger of PageMart with and into the Company pursuant to a Certificate of Ownership and Merger (the "Merger Certificate") between PageMart and the Company and as a result of which the Company will be the surviving corporation (the "Merger"). The Merger is conditioned upon the receipt of the consent and approval of the Merger by the Federal Communications Commission (the "FCC").

            The Notes will be offered without being registered under the Securities Act of 1933, as amended (the "Securities Act"), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act, in offshore transactions in reliance on Regulation S under the Securities Act ("Regulation S") and to institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that deliver a letter in the form annexed to the Final Memorandum (as defined below).

            In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum (the "Preliminary Memorandum") and will prepare a final offering memorandum (the "Final Memorandum" and, with the Preliminary Memorandum, each a "Memorandum") setting forth or including a description of the terms of the Notes, the terms of the offering, a description of the Company and any material developments relating to the Company occurring after the date of the most recent financial statements included therein. As used herein, the term "Memorandum" shall include in each case the documents incorporated by reference therein. The terms "supplement", "amendment" and "amend" as used herein with respect to a Memorandum shall include all documents deemed to be incorporated by reference in the Preliminary Memorandum or Final Memorandum that are filed subsequent to the date of such Memorandum with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

            The purchasers of the Notes and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement, to be dated as of the Closing Date and to be substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement"), pursuant to which the Company will file one or more registration statements with the Commission registering with the Commission the Notes or the Exchange Notes referred to (and as defined) in such Registration Rights Agreement.

            1. Representations and Warranties. The Company represents and warrants to, and agrees with, you that as of the date hereof:

            (a) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in either Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and (ii) the Preliminary Memorandum does not contain and the Final Memorandum, in the form used by the Placement Agent to confirm sales and on the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(a) do not apply to statements or omissions in either Memorandum based upon information relating to the Placement Agent furnished to the Company in writing by the Placement Agent expressly for use therein.

            (b) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (c) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (d) This Agreement has been duly authorized, executed and delivered by the Company.

            (e) The Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, (y) the availability of equitable remedies may be limited by equitable principles of general applicability and (z) any rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations.

            (f) The Notes have been duly authorized and, when executed, authenticated and delivered in accordance with the terms of the Indenture and paid for by the Placement Agent in accordance with the terms of this Agreement, will (x) be valid and binding obligations of the Company enforceable in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (B) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability and (y) be entitled to the benefits of the Indenture.

            (g) The Indenture has been duly authorized and, when executed and delivered by the Company and the Trustee, will be a valid and binding agreement of the Company, enforceable in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability.

            (h) The Merger and the execution, delivery and performance of the Merger Certificate have been duly and validly authorized by the Company and PageMart, all corporate action necessary to approve the Merger has been accomplished and no consent, approval, authorization or order of or qualification with, any government body or agency is required for the consummation of the Merger, except such as have been obtained pursuant to the Communications Act of 1934 as amended (the "Communications Act") and the rules, regulations and policies of the FCC and except such consents, approvals, authorizations, orders or qualifications as will be obtained as of the Closing Date (as defined herein).

            (i) Upon consummation of the Refinancing, the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Notes, the Registration Rights Agreement and the Merger Certificate, will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company, or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the consummation of the Merger, the performance by the Company of its obligations under this Agreement, the Indenture, the Notes, the Registration Rights Agreement or the Merger Certificate, except such as have been obtained pursuant to the Communications Act and the rules, regulations and policies of the FCC, and except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes and by Federal and state securities laws with respect to the Company's obligations under the Registration Rights Agreement and except such consents, approvals, authorizations, orders or qualifications as will be obtained as of the Closing Date.

            (j) There has not occurred any material adverse change, or any development that could reasonably be expected to cause a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Preliminary Memorandum.

            (k) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that could reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement, the Notes, or the Merger Certificate or to consummate the Merger or the transactions contemplated by the Final Memorandum.

            (l) Each of the Company and its respective subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Preliminary Memorandum, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (m) Simultaneously with or prior to the Closing (as defined herein), each element of the Refinancing shall have been consummated.

            (n) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "Affiliate") of the Company (other than the Placement Agent) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) which is or will be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the Notes or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Notes (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

            (o) The Company is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

            (p) It is not necessary in connection with the offer, sale and delivery of the Notes to the Placement Agent in the manner contemplated by this Agreement to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

            (q) None of the Company or any of its Affiliates or any person acting on its or their behalf (other than the Placement Agent) has engaged in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes and the Company, and its Affiliates and any person acting on its or their behalf (other than the Placement Agent) have complied with the offering restrictions requirement of Regulation S.

            2. Offering. You have advised the Company that you will make an offering of the Notes purchased by you hereunder on the terms set forth in the Final Memorandum as soon as practicable after this Agreement is entered into as in your judgment is advisable.

            3. Purchase and Delivery. The Company hereby agrees to sell to the Placement Agent, and the Placement Agent, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company, the Notes at a purchase price of $559.224675 per Note plus accrued amortization of original issue discount, if any, from January 28, 1998 to the date of payment and delivery.

            Payment for the Notes shall be made against delivery of the Notes at a closing (the "Closing") to be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, at 10:00 A.M., local time, on January 28, 1998, or at such other time on the same or such other date, not later than February 11, 1998, as shall be designated in writing by you. The time and date of such payment are herein referred to as the "Closing Date". Payment for the Notes shall be made by wire transfer to an account specified by the Company in federal funds or other funds immediately available in New York City.

            Certificates for the Notes shall be in definitive or global form and registered in such names and in such denominations as you shall request not less than two full business days prior to the Closing Date. The certificates evidencing the Notes shall be delivered to you on the Closing Date with any transfer taxes payable in connection with the transfer of the Notes to you duly paid, against payment of the purchase price therefor.

            4. Conditions to Closing. The obligations of the Placement Agent under this Agreement to purchase the Notes will be subject to the following conditions:

            (a) Subsequent to the execution and delivery of this Agreement and on or prior to the Closing Date,

                  (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's or PageMart's securities by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                  (ii) there shall not have occurred any change, or any development involving a prospective change, in the financial condition, business or results of operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Preliminary Memorandum that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Notes on the terms and in the manner contemplated in the Final Memorandum.

            (b) You shall have received on the Closing Date a certificate from the Company, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.

            Each of the officers signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

            (c) You shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit B.

            (d) You shall have received on the Closing Date an opinion of the General Counsel of the Company, dated the Closing Date, to the effect set forth in Exhibit C.

            (e) You shall have received on the Closing Date an opinion of Paul, Weiss, Rifkind, Wharton & Garrison, special FCC counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit D.

            (f) You shall have received on the Closing Date an opinion of O'Connor & Hannan, special FCC counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit E.

            (g) You shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Placement Agent, dated the Closing Date.

            (h) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Arthur Andersen LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into each Memorandum.

            (i) You shall have received on the date hereof the Registration Rights Agreement effective as of the Closing Date and executed by the Company.

            (j) You shall have received on the date hereof a true and correct copy of the consent of the lenders under the Company's Revolving Credit Agreement (as defined in the Final Memorandum) necessary to consummate the Refinancing and all transactions related thereto, and to spend the amounts necessary to construct the Company's Narrowband Personal Communication Services network as described in the Final Memorandum.

            (k) You shall have received on the date hereof duly executed copies of the Merger Certificate executed by the Company and PageMart, and, on the Closing Date, the Merger Certificate shall be in full force and effect.

            (l) Each element of the Refinancing will have occurred prior to, or will occur concurrently with, the Closing.

            (m) You shall have received such other documents and certificates as are reasonably requested by you or your counsel.

            5. Covenants of the Company. In further consideration of the agreements of the Placement Agent contained in this Agreement, the Company covenants as follows:

            (a) To furnish to you, without charge, during the period mentioned in paragraph (c) below, as many copies of the Final Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

            (b) Before amending or supplementing either Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

            (c) If, during such period after the date hereof and prior to the date on which all of the Notes shall have been sold by the Placement Agent, any event shall occur or condition exist as a result of which it is necessary in your judgment to amend or supplement the Final Memorandum in order to make the statements therein, in light of the circumstances when such Memorandum is delivered to the Placement Agent, not misleading, or if, in the opinion of counsel to the Placement Agent it is necessary to amend or supplement such Memorandum to comply with applicable law, forthwith to prepare and furnish to the Placement Agent, at the Company's own expense, either amendments or supplements to such Memorandum so that the statements in such Memorandum as so amended or supplemented will not, in light of the circumstances when such Memorandum is delivered to the Placement Agent, be misleading or so that such Memorandum, as so amended or supplemented, will comply with applicable law.

            (d) To endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Placement Agent shall reasonably request.

            (e) Whether or not any sale of Notes to you is consummated, to pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation of each Memorandum and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Notes, (iii) the fees and disbursements of the Company's counsel and accountants and the Trustee and its counsel, (iv) the qualification of such Notes under securities or Blue Sky laws in accordance with the provisions of Section 5(d) hereof, including filing fees and the fees and disbursements of counsel for the Placement Agent in connection therewith and in connection with the preparation of any Blue Sky memoranda, (v) the printing and delivery to the Placement Agent in quantities as hereinabove stated of copies of each Memorandum and any amendments or supplements thereto, (vi) all document production charges and expenses of counsel to the Placement Agent (but not including their fees for professional services) in connection with the preparation of this Agreement and (vii) the fees and expenses, if any, incurred in connection with the admission of the Notes for trading in any appropriate market system.

            (f) Neither the Company, nor any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which would be integrated with the sale of the Notes in a manner which would require the registration under the Securities Act of the Notes.

            (g) Not to solicit any offer to buy, or offer or sell, the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

            (h) To use its best efforts to permit the Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

            (i) None of the Company or its Affiliates or any person acting on its or their behalf (other than the Placement Agent) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Notes, and the Company and its Affiliates and each person acting on its or their behalf (other than the Placement Agent) will comply with the offering restrictions of Regulation S.

            (j) To apply the net proceeds from the sale of the Notes pursuant to this Agreement in the manner described under "Use of Proceeds" in the Final Memorandum.

            (k)   The Company agrees, for the sole benefit of the Placement
      Agent;

                  (i) prior to the consummation of the Exchange Offer (as such term is defined in the Registration Rights Agreement) or the effectiveness of a Shelf Registration Statement (as such term is defined in the Registration Rights Agreement) if, in the reasonable judgment of the Placement Agent, the Placement Agent or any of its affiliates (as such term is defined in the rules and regulations under the Securities Act) is required to deliver an offering memorandum in connection with sales of, or market-making activities with respect to, the Notes or the Exchange Notes, (A) to periodically amend or supplement the Final Memorandum so that the information contained in the Final Memorandum complies with the requirements of Rule 144A of the Securities Act, (B) to amend or supplement the Final Memorandum when necessary to reflect any material changes in the information provided therein so that the Final Memorandum will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing as of the date the Final Memorandum is so delivered, not misleading and (C) to provide the Placement Agent with copies of each such amended or supplemental Final Memorandum, as the Placement Agent may reasonably request;

                  (ii) following the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement and for so long as the Notes or the Exchange Notes are outstanding if, in the reasonable judgement of the Placement Agent, the Placement Agent or any of its affiliates (as such term is defined in the rules and regulations under the Securities Act) is required to deliver a prospectus in connection with sales of, or market-making activities with respect to, such securities, (A) to periodically amend the applicable registration statement so that the information contained therein complies with the requirements of Section 10(a) of the Securities Act, (B) if requested by the Placement Agent, within 45 days following the end of the Company's most recent fiscal quarter, file a supplement to the prospectus (which supplement may be incorporated by reference) included in the applicable registration statement which sets forth the financial results of the Company for the previous quarter, (C) to amend the applicable registration statement or supplement the related prospectus or the documents incorporated therein when necessary to reflect any material changes in the information provided therein so that the registration statement and the prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing as of the date the prospectus is so delivered, not misleading and (D) to provide the Placement Agent with copies of each such amendment or supplement as the Placement Agent may reasonably request;

                  (iii) notwithstanding clauses (i) and (ii) above, (A) prior to amending the Final Memorandum or to filing any post-effective amendment to any registration statement or to supplementing any related prospectus, to furnish to the Placement Agent and its counsel, copies of all such documents proposed to be amended, filed or supplemented, and (B) it will not issue any amendment to the Final Memorandum, any post-effective amendment to a registration statement or any supplement to a prospectus to which the Placement Agent or its counsel shall reasonably object;

                  (iv) it shall notify the Placement Agent and its counsel and (if requested by any such person) confirm such advice in writing, (A) when any amendment to the Final Memorandum has been issued, when any prospectus supplement or amendment or post-effective amendment has been filed, and, with respect to any post-effective amendment, when the same has become effective, (B) of any request by the Commission for any post-effective amendment or supplement to a registration statement, any supplement or amendment to a prospectus or for additional information, (C) the issuance by the Commission of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes or the Exchange Notes for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose and (E) of the happening of any event which makes any statement made in the Final Memorandum, a registration statement, a prospectus or any amendment or supplement thereto untrue or which requires the making of any change in the Final Memorandum, a registration statement, a prospectus or any amendment or supplement thereto, in order to make the statements therein not misleading;

                  (v) it consents to the use of the Final Memorandum and any prospectus referred to in this paragraph (k) or any amendment or supplement thereto, by the Placement Agent in connection with the offering and sale of the Notes or Exchange Notes, as the case may be;

                  (vi)  it will comply with the provisions of this paragraph
            (k) at its own expense;

                  (vii) and hereby expressly acknowledges that the
            indemnification and contribution provisions of Section 7 of the Purchase Agreement shall be specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this paragraph (k).


            6. Offering of the Notes; Restrictions on Transfer. (a) The Placement Agent represents and warrants that it is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). The Placement Agent agrees with the Company that (x) it will not solicit offers for, or offer or sell, the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (y) it will solicit offers for such Notes only from, and will offer such Notes only to, persons that it reasonably believes to be (A) in the case of offers inside the United States,
(i) QIBs or (ii) other institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) ("institutional accredited investors") that, prior to their purchase of the Notes, deliver to the Placement Agent a letter containing the representations and agreements set forth in Appendix A to the Final Memorandum and (B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers", which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) that, in each case, in purchasing such Notes are deemed to have represented and agreed as provided in the Final Memorandum under the caption "Transfer Restrictions."

            (b) The Placement Agent represents, warrants, and agrees with respect to offers and sales outside the United States that:

            (i) it understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Notes, or possession or distribution of either Memorandum or any other offering or publicity material relating to the Notes, in any country or jurisdiction where action for that purpose is required;

            (ii) the Placement Agent will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Notes or has in its possession or distributes either Memorandum or any such other material, in all cases at its own expense;

            (iii) the Notes have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act;

            (iv) the Placement Agent has offered the Notes and will offer and sell the Notes (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, only in accordance with Rule 903 of Regulation S. Accordingly, neither the Placement Agent, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation
      S) with respect to the Notes, and the Placement Agent, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;

            (v) the Placement Agent has (A) not offered or sold and will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (the "Regulations"); (B) complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Regulations with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and (C) only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Notes if that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on;

            (vi) the Placement Agent understands that the Notes have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees that it will not offer or sell, any Notes, directly or indirectly in Japan or to any resident of Japan except (A) pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan and
      (B) in compliance with any other applicable requirements of Japanese law; and

            (vii) the Placement Agent agrees that, at or prior to confirmation of sales of the Notes, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the restricted period a confirmation or notice substantially to the following effect:

            "The Notes covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act."

Terms used in this Section 6 and not otherwise defined herein have the meanings given to them by Regulation S.

            7. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless the Placement Agent, and each person, if any, who controls the Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, the Placement Agent, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Placement Agent or any such controlling or affiliated person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either Memorandum (as amended or supplemented, if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Placement Agent furnished to the Company in writing by you expressly for use therein, provided, however, that the foregoing indemnity agreement with respect to any Memorandum sent or given to holders of Notes in preliminary form shall not inure to the benefit of the Placement Agent from whom the person asserting any such losses, claims, damages or liabilities purchased the Notes, if a copy of the Memorandum in final form (as then amended or supplemented) was not sent or given by or on behalf of such Placement Agent to such person at or prior to the time such person purchased the Notes, and if the Memorandum in final form (as amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 5(a) hereof.

            (b) The Placement Agent agrees to indemnify and hold harmless the Company, its directors, officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Placement Agent, but only with reference to information relating to the Placement Agent furnished to the Company in writing by you expressly for use in either Memorandum or any amendments or supplements thereto.

            (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel, in the opinion of the indemnified party's counsel, would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to paragraph
(a) above, and by the Company, in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

            (d)   To the extent the indemnification provided for in paragraph
(a) or (b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand, from the offering of such Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Placement Agent on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agent on the other hand in connection with the offering of such Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Notes (before deducting expenses) received by the Company and the total discounts and commissions received by the Placement Agent in respect thereof bear to the aggregate offering price of such Notes. The relative fault of the Company on the one hand and of the Placement Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Placement Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            (e) The Company and the Placement Agent agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph
(d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, the Placement Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes resold by it in the initial placement of such Notes were offered to investors exceeds the amount of any damages that the Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The indemnity and contribution provisions contained in this Section 7 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Placement Agent or any person controlling the Placement Agent or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Notes. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

            8. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) such event individually or together with any other such event makes it, in your judgment, impracticable to market the Notes on the terms and in the manner contemplated in the Final Memorandum.

            9. Miscellaneous. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            If this Agreement shall be terminated by the Placement Agent because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Placement Agent for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Placement Agent in connection with this Agreement or the offering contemplated hereunder.

            This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

            The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

            Please confirm your agreement to the foregoing by signing in the space provided below for that purpose and returning to us a copy hereof, whereupon this Agreement shall constitute a binding agreement between us.

                                     Very truly yours,

                                     PAGEMART WIRELESS, INC.


                                     By /s/ G. Clay Myers
                                        ---------------------------------
                                       Name: G. Clay Myers
                                       Title: Vice President, Finance
                                               and Chief Financial Officer





Agreed, January 22, 1998

Morgan Stanley & Co. Incorporated


By /s/ Robert M. Shepardson
   --------------------------
  Name:  Robert M. Shepardson
  Title: Principal


                                                                  EXHIBIT A


                     Form of Registration Rights Agreement











                                                                  EXHIBIT B


                   Form of Opinion of Davis Polk & Wardwell

            Pursuant to Section 4(c) of the Placement Agreement, Davis Polk & Wardwell, counsel for the Company, shall furnish an opinion dated the Closing Date to the effect that:

                  (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum;

                  (ii) each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum;

                  (iii) the Placement Agreement has been duly authorized,
            executed and delivered by the Company;

                  (iv) the Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (y) the availability of equitable remedies may be limited by equitable principles of general applicability and (z) any rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations;

                  (v) the Indenture pursuant to which the Notes are to be issued has been duly authorized, executed and delivered by, and, assuming due authorization and delivery by the Trustee, is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and
            (y) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability;

                  (vi) the Notes have been duly authorized and, when executed, authenticated and delivered to and paid for by the Placement Agent in accordance with the terms of the Placement Agreement and assuming due authentication by the Trustee, will be (x) valid and binding obligations of the Company enforceable in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and
            (B) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability and (y) entitled to the benefits of the Indenture;

                  (vii) the Merger and the Merger Certificate have been duly authorized by the Company and PageMart, all corporate action necessary to approve the Merger has been accomplished and no consent, approval, authorization or order of or qualification with, any governmental body or agency is required for the consummation of the Merger, except such as may have been obtained pursuant to the Communications Act and the rules, regulations and policies of the FCC;

                  (viii) to the best of such counsel's knowledge, the
            execution and delivery by the Company of, and the performance by the Company of its obligations under, the Placement Agreement, the Indenture, the Notes, the Registration Rights Agreement and the Merger Certificate, and the issuance, sale and delivery of the Notes, will not contravene (x) any provision of applicable law or
            (y) the certificate of incorporation or by-laws of the Company, and no consent, approval, authorization or order of or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Placement Agreement, the Indenture, the Notes, the Registration Rights Agreement and the Merger Certificate or the issuance, sale and delivery of the Notes, except such as may be required by (A) the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes, (B) the Communications Act, and the rules, regulations and policies of the FCC, in connection with the consummation of the Merger or (C) the public utilities laws of the various states and the rules, regulations and policies of the state public utilities regulatory authorities thereunder, and except such that would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

                  (ix) such counsel is not aware of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings fairly summarized in all material respects in the Final Memorandum or proceedings which such counsel believes are not likely to have a material adverse effect on the power or ability of the Company to perform its obligations under the Placement Agreement, the Indenture, the Notes, the Merger Certificate and the Registration Rights Agreement or the issuance, sale and delivery of the Notes or to consummate the Merger or the transactions contemplated by the Final Memorandum;

                  (x) the Company is not an "investment company", as defined in the Investment Company Act of 1940, as amended;

                  (xi) the statements in (or incorporated by reference in)
            the Final Memorandum under the captions "Description of the Notes", "Private Placement" and "Transfer Restrictions", insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                  (xii) the statements in the Final Memorandum under the
            caption "Certain United States Federal Income Tax Considerations" are accurate and fairly summarize the matters referred to therein;

                  (xiii) such counsel (i) is of the opinion that each document incorporated by reference in the Final Memorandum (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion), complied as to form when filed with the Commission in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder and (ii) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Final Memorandum when issued contained, or as of the date such opinion is delivered contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

                  (xiv) based upon the representations, warranties and
            agreements of the Company in Sections 1(n), 1(q), 5(f), 5(g) and 5(i) of the Placement Agreement and of the Placement Agent in
            Section 6 of the Placement Agreement, it is not necessary in connection with the offer, sale and delivery of the Notes to the Placement Agent under the Placement Agreement or in connection with the initial resale of such Notes by the Placement Agent in accordance with Section 6 of the Placement Agreement to register the Notes under the Securities Act of 1933, it being understood that no opinion is expressed as to any subsequent resale of any Notes.

                  With respect to paragraph (xiii) above, counsel may state that their opinion and belief are based upon their participation in the preparation of the Final Memorandum (and any amendments or supplements thereto) and review and discussion of the contents thereof and review of the documents incorporated by reference therein, but are without independent check or verification except with respect to paragraphs (xi) and (xii) above. Such counsel need not express any opinion with respect to matters governed by or related to (x) the Communications Act or the rules, regulations or policies of the FCC or (y) the public utilities laws of the various states or the rules, regulations or policies of the state public utilities regulatory authorities thereunder.


                                                                  EXHIBIT C

             Form of Opinion of the General Counsel of the Company

            Pursuant to Section 4(d) of the Placement Agreement, the General Counsel of the Company shall furnish an opinion dated the Closing Date to the effect that:

                  the statements "Item 3 - Legal Proceedings" of the Company's
            Annual Report on Form 10-K for the fiscal year ended December 31, 1996, in "Item 1 - Legal Proceedings" of the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 and in "Item 5 - Other Events" of the Company's Current Report on Form 8-K filed with the Commission on November 3, 1997 included or incorporated by reference in the Final Memorandum, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.


                                                                  EXHIBIT D

          Form of Opinion of Paul, Weiss, Rifkind, Wharton & Garrison

            Pursuant to Section 4(e) of the Placement Agreement, Paul, Weiss, Rifkind, Wharton & Garrison, special FCC counsel for the Company, shall furnish an opinion dated the Closing Date to the effect that:

                  (i) the statements in the Final Memorandum under the captions "Risk Factors--Potential for Change in Regulatory Environment" and "Business--Government Regulation" (except for any and all statements regarding (a) the Company's or any of its subsidiaries' FCC licenses, including, but not limited to, statements regarding compliance by any such entity with any requirements or conditions of said FCC licenses; and (b) management's awareness of or belief regarding certain matters), insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, are accurate in all material respects and fairly summarize the matters referred to therein; and

                  (ii) no consent, approval, order or authorization of, or filing with, the FCC on the part of the Company or its subsidiaries is required in connection with the consummation of the Merger, except such as may have been obtained pursuant to the Communications Act and the rules, regulations and policies of the FCC, and except for routine notification of the FCC subsequent to the consummation of the Merger.

                                                                  EXHIBIT E

                     Form of Opinion of O'Connor & Hannan

            Pursuant to Section 4(f) of the Placement Agreement, O'Connor & Hannan, special FCC counsel for the Company, shall furnish an opinion dated the Closing Date to the effect that:

                  (i) the Company and its subsidiaries have all the FCC authorizations, consents and approvals (collectively, "FCC Licenses") that are required to carry on the Company's and its subsidiaries' businesses as now conducted. The FCC Licenses have been duly and validly issued and are in full force and effect. To the best of such counsel's knowledge, the Company, and its subsidiaries are not in violation of any of the terms and conditions of the FCC Licenses;

                  (ii) there is no outstanding adverse judgment, decree, or order that has been issued by the FCC against the Company or its subsidiaries or, to the best of such counsel's knowledge, any action, proceeding, or investigation pending or threatened by the FCC against the Company or its subsidiaries which would materially and adversely affect the Merger or the operations of the Company or its subsidiaries. To the best of such counsel's knowledge, the Company and its subsidiaries are in compliance with the Communications Act and the rules, regulations and policies of the FCC;

                  (iii) no consent, approval, order or authorization of, or
            filing with, the FCC on the part of the Company or its subsidiaries with regard to any of the FCC Licenses and FCC applications, other than pro forma transfer of control applications which have been granted by the FCC, is required in connection with the issuance, sale and delivery of the Notes pursuant to this Agreement;

                  (iv) the Company and its subsidiaries will be in compliance with Section 310(a) and Section 310(b) of the Communications Act and the rules, regulations, and policies of the FCC thereunder;

                  (v) the consummation of the Merger will not result in a violation of or be in conflict with, and the Closing will not result in a violation of, or be in conflict with, any terms of the Communications Act and the rules, regulations and policies of the FCC thereunder; and

                  (vi) the statements contained in the Offering Memorandum under the captions "Risk Factors--Potential for Changes in Regulatory Environment" and "Business--Government Regulation", insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, are accurate in all material respects and fairly summarize the matters referred to therein.